Exhibit 99.1

News Release

MODUSLINK ANNOUNCES ADJOURNMENT OF ANNUAL

MEETING WITH RESPECT TO PROPOSAL TO DECLASSIFY

BOARD OF DIRECTORS

WALTHAM, Mass.—Jan. 14, 2014—ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) announced today that it will further adjourn its 2013 Annual Meeting to allow additional time for stockholders to vote on Proposal 2. The Annual Meeting will reconvene on February 12, 2014 at 9:00 a.m. Eastern time at the offices of Olshan Frome Wolosky LLP, located at 65 East 55th Street, New York, NY 10022 for the purpose of holding a stockholder vote on Proposal 2.

Proposal 2 would eliminate the classification of the Board of Directors and provide instead for the annual election of Directors commencing with the Company’s 2014 annual meeting of stockholders, which will be held after the fiscal year ending on July 31, 2014. The proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on October 29, 2013. As of January 14, 2014, Proposal 2 had the support of approximately 70% of the Company’s outstanding shares. Under the Company’s by-laws the proposal requires support from 75% of the outstanding shares.

During the period of the adjournment, ModusLink will continue to solicit proxies from its stockholders with respect to Proposal 2. Stockholders who have already voted need not take any action on the proposal, although they may change their vote for the proposal by executing a new proxy, revoking a previously given proxy, in the manner set forth in ModusLink’s proxy statement.

ModusLink encourages all stockholders who have not yet voted on Proposal 2 to do so before February 12, 2014. If stockholders need any assistance in voting their shares, please contact our proxy solicitor, MacKenzie Partners, Inc. at 800-322-2885 or via email at proxy@mackenziepartners.com.

This information is being provided to stockholders in addition to ModusLink’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2013. Copies of ModusLink’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.moduslink.com. Please read the complete proxy statement, the accompanying materials and any additional proxy soliciting materials that ModusLink may file with the SEC carefully before you make a voting decision as they contain important information. Only stockholders who held the Company’s common stock as of the record date of

October 21, 2013 are eligible to vote. ModusLink, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in ModusLink’s definitive proxy statement.

About ModusLink Global Solutions

ModusLink Global Solutions, Inc. (NASDAQ: MLNK) executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. The Company’s operating infrastructure annually supports more than $80 billion of its clients’ revenue and manages approximately 451 million product shipments through more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including its cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; uncertainties and volatility relating to global economic conditions, especially in the technology sector; unanticipated declines in, or failure to achieve the anticipated levels of, the demand for our clients’ products; potential strains on managerial and operational resources resulting from expanded operations; failure to realize expected benefits of restructuring and cost-cutting actions; inability to expand operations in accordance with the Company’s business strategy; insufficient cash balances that could prevent the Company from meeting business or investment goals; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; customer losses; demand variability in supply chain management clients, to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; changes in tax rates in jurisdictions where profits are determined to be earned and taxed; changes in estimates of tax credits, benefits and deductions; unfavorable resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; adverse conditions in the mergers and acquisitions or IPO markets, which could prevent liquidity for securities in the Company’s venture capital portfolio; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

Robert Joyce

781-663-5120

ir@moduslink.com